                                 EXHIBIT 10.23

                   REVOLVING CREDIT AGREEMENT BY AND BETWEEN
                   THE REGISTRANT AND CORESTATES BANK, N.A.

                          REVOLVING CREDIT AGREEMENT


                          dated as of August 15, 1996


                                    between


                                   RYKA INC.


                                      and


                             CORESTATES BANK, N.A.

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS ................................... 1
          --------------------------------
     SECTION 1.01. Defined Terms ............................................. 1
     SECTION 1.02. Accounting Terms .......................................... 5

ARTICLE II AMOUNT AND TERMS OF THE LOANS; SECURITY FOR THE LOANS ............. 6
           -----------------------------------------------------
     SECTION 2.01. Revolving Credit .......................................... 6
     SECTION 2.02. Termination or Reduction of Commitment .................... 6
     SECTION 2.03. Notice and Manner of Borrowing ............................ 6
     SECTION 2.04. Interest .................................................. 6
     SECTION 2.05. Note ...................................................... 6
     SECTION 2.06. Mandatory and Optional Prepayments ........................ 7
     SECTION 2.07. Method of Payment; Negative Collected Balance Charge ...... 7
     SECTION 2.08. Use of Proceeds ........................................... 8
     SECTION 2.09. Letter of Credit .......................................... 8
     SECTION 2.10. Security for the Loans .................................... 8

ARTICLE III CONDITIONS PRECEDENT ............................................. 9
            --------------------
     SECTION 3.01. Condition Precedent to First Loan ......................... 9
     SECTION 3.02. Condition Precedent to All Loans ..........................11

ARTICLE IV REPRESENTATION AND WARRANTIES .....................................11
           -----------------------------
     SECTION 4.01. Incorporation, Good Standing, Due Qualification,
                        Corporate Power and Authority ........................11
     SECTION 4.02. Due Authorization; No Consents or Contravention ...........12
     SECTION 4.03. Legally Enforceable Agreement .............................12
     SECTION 4.04. Financial Statements; Accuracy of Information .............12
     SECTION 4.05. Labor Disputes and Acts of God ............................13
     SECTION 4.06. Other Agreements ..........................................13
     SECTION 4.07. Litigation ................................................13
     SECTION 4.08. No Defaults on Outstanding Judgments or Orders ............13
     SECTION 4.09. Ownership and Liens .......................................14
     SECTION 4.10. Ownership of Stock; Subsidiaries ..........................14
     SECTION 4.11. ERISA .....................................................14
     SECTION 4.12. Operation of Business .....................................14
     SECTION 4.13. Taxes .....................................................14
     SECTION 4.14. Debt ......................................................15
     SECTION 4.15. Environmental Matters......................................15

ARTICLE V AFFIRMATIVE COVENANTS ..............................................15
          ---------------------
     SECTION 5.01. Maintenance of Existence ..................................15
     SECTION 5.02. Maintenance of Records ....................................15
     SECTION 5.03. Maintenance of Properties .................................15

     SECTION 5.04. Conduct of Business; Permits and Approvals; Compliance
                      with Laws ..............................................15
     SECTION 5.05. Maintenance of Insurance ..................................15
     SECTION 5.06. Payment of Debt; Payment of Taxes; Etc.....................16
     SECTION 5.07. Right of Inspection .......................................16
     SECTION 5.08. Reporting Requirements ....................................16
     SECTION 5.09. Lockbox ...................................................19
     SECTION 5.10. Principal Deposit Bank ....................................19
     SECTION 5.11. Further Assurances ........................................19

ARTICLE VI  NEGATIVE COVENANTS ...............................................19
            ------------------
     SECTION 6.01. Liens .....................................................19
     SECTION 6.02. Debt ......................................................21
     SECTION 6.03. Mergers, Etc. .............................................21
     SECTION 6.04. Sales and Leaseback .......................................21
     SECTION 6.05. Dividends .................................................21
     SECTION 6.06. Sale of Assets ............................................21
     SECTION 6.07. Investments ...............................................22
     SECTION 6.08. Guaranties, Etc. ..........................................22
     SECTION 6.09. Transaction With Affiliate ................................22
     SECTION 6.10. Hazardous Materials; Indemnification ......................22

ARTICLE VII  FINANCIAL COVENANTS .............................................23
             -------------------
     SECTION 7.01. Minimum Working Capital ...................................23
     SECTION 7.02. Minimum Tangible Net Worth ................................23
     SECTION 7.03. Leverage Ratio ............................................23

ARTICLE VIII  EVENTS OF DEFAULT ..............................................23
              -----------------
     SECTION 8.01. Event of Default ..........................................23

ARTICLE IX  MISCELLANEOUS ....................................................26
            -------------
     SECTION 9.01. Amendments, Etc. ..........................................26
     SECTION 9.02. Notices, Etc. .............................................26
     SECTION 9.03. No Waiver; Remedies .......................................27
     SECTION 9.04. Successors and Assigns ....................................27
     SECTION 9.05. Costs, Expenses, and Taxes ................................27
     SECTION 9.06. Right of Set Off ..........................................27
     SECTION 9.07. Governing Law .............................................28
     SECTION 9.08. Severability of Provisions ................................28
     SECTION 9.09. Survival of Agreement .....................................28
     SECTION 9.10. Heading ...................................................28
     SECTION 9.11. JURISDICTION AND VENUE ....................................28
     SECTION 9.12. WAIVER OF JURY TRIAL ......................................28

                          REVOLVING CREDIT AGREEMENT


     This REVOLVING CREDIT AGREEMENT, dated as of August 15, 1996, is between RYKA INC., a Delaware corporation (the "Borrower"), and CORESTATES BANK, N.A., a national banking association (the "Bank"). The parties hereto agrees as follows:

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS
                       --------------------------------

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

     "Accounts" has the meaning given to that term in the Security Agreement.

     "Account Debtor" has the meaning given to that term in the Security Agreement.

     "Affiliate" meaning any Person (1) which directly or indirectly controls, or is controlled by, or is under common control with the Borrower or a Subsidiary (including, but not limited to KPR; (2) which directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of the Borrower or any Subsidiary; or (3) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or a Subsidiary. The term control means the possession, directly or indirectly, of the power to direct or cause the directly of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" means this Revolving Credit Agreement, as amended, supplemented, or modified from time to time.

     "Application and Agreement" means the Application and Agreement in the Bank's form to be delivered by the Borrower as a condition to the insurance by the Bank of a letter of credit for the account of the Borrower under the terms of this Agreement.

     "Assignment of Life Insurance" means the Assignment of Life Insurance in the Bank's form assigning a policy of life insurance insuring the life of Micheal G. Rubin to the Bank, to be delivered by Michael G. Rubin under the terms of this Agreement.

     "Borrower's Certificate" means the certificate in the Bank's form to be furnished by the Borrower to the Bank pursuant to Section 5.08(1).

     "Borrowing Base" means (1) 80% of the Borrower's Qualified Accounts plus
(2) 50% of the Borrower's Eligible Inventory not exceeding the lessor of $3,500,000 or advances supported by Qualified Accounts for the months of January through April and August through December, increasing to 55% of the Borrower's Eligible Inventory not exceeding $3,500,000 for the months of May through July.

     "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial bank in Philadelphia are authorized or required to close under the laws of the Commonwealth of Pennsylvania.

     "Capital Lease" means all leases which have been or should be capitalized on the books of the lessee in accordance with GAAP.

     "Cash Collateral Account" means the deposit account to be established by the Borrower at the Bank to receive the deposit of payments from the Borrower's Account Debtor

     "Collateral" means all property which is subject or is to be subject to the Liens granted by the Security Agreement and the Assignment of Life Insurance.

     "Commitment" means the Bank obligation to make Loans to the Borrower pursuant to Section 2.01 in the amount referred to therein.

     Debtor" means (1) indebtedness or liability for borrowed money or for the deferred purchase price of property or services (including trade obligations);
(2) obligations as lessee under Capital Leases; (3) current liabilities in respect of unfunded vested benefits under any Plan; (4) obligations under letters of credit issued for the account of any Person; (5) all obligations arising under acceptance facilities; (6) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; and (7) obligations secured by any Lien on property owned by any Person, whether or not the obligations have been assumed.

     Default" means any of the events specified in Section 8.01, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Eligible Inventory: means Inventory, as such term is defined in the Security Agreement, (1) which is not more than nine months from purchase date and is not off-price inventory, and (2)with respect to Inventory in a warehouse, said Inventory is located in a warehouse reported to the Bank as one utilized by the Borrower as required by this Agreement and the Security Agreement.

     "Environmental Law" means any presently existing or hereafter enacted or decided federal, state or local statutory or common laws relating to pollution or protection of the environment, including without limitation, any common law of nuisance or trespass, and any law or regulation relating to emissions, discharges, releases or threatened release of pollutants, contaminations or chemicals or industrial, toxic or hazardous substances or wastes into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemicals, or industrial, toxic hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) which together with the Borrower would be treated as a single employer under
Section 4001 of ERISA.

     "Event of Default" means any of the events specified in Section 8.01, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "GAAP" means generally accepted accounting principles in the United States.

     "Guarantor" means Michael G. Rubin.

     "Guaranty" means the Guaranty in the Bank's form guarantying the obligations of the Borrower to the Bank, to be delivered by the Guarantor under the terms of this Agreement.

     "Hazardous Material" means any contaminations, hazardous substances, regulated substances or hazardous wastes which may be the subject of liability pursuant to any Environmental Law.

     "Head Office" means the principal office of the Bank at Board and Chestnut Streets, Philadelphia, Pennsylvania 19107.

     "KPR" means KPR Sports International, Inc., a Pennsylvania corporation.

     "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effects as any of the foregoing, and the recording of any mortgage or deed of trust or the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

     "Loan" has the meaning assigned to such term in Section 2.01.

     "Loan Documents" means this Agreement, the Note, the Security Agreement, the Assignment of Life Insurance, the Subordination Agreement, any Application and Agreement and the Guaranty.

     "Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA which covers employees of the Borrower or any ERISA Affiliate.

     "Note" has the meaning assigned to such term in Section 2.05.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

     "Plan" means any plan established, maintained, or to which contributions have been made by the Borrower or any ERISA Affiliate.

     "Prime Rate" means the rate of interest for loans established by the Bank at its Head Office from time to time as its prime rate.

     "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

     "Qualified Account" has the meaning assigned to such term in the Security Agreement with the further addition that in order for any Account of the Borrower to be a Qualified Account, (1) it shall be aged less than 90 days from date of invoice; and (2) it shall not be (a) a foreign receivable, unless supported by credit insurance or a letter of credit or a bank guaranty acceptable to the Bank, (b) a "contra account" (defined by the Bank as an Account off set by any claim owning to the Account Debtor), provided, however, that the ineligible amount for any contra account shall not exceed the amount of the applicable claim or claims, or (c) a "tainted receivable" (defined by the Bank as an Account owned by an Account Debtor 50% or more of whose Accounts are not Qualified Accounts); or (3) it shall be an Account otherwise approved by the Bank.

     "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

     "Security Agreement" means the Security Agreement (Account, Inventory and Equipment) in the Bank's form granting to the Bank a security interest in the Borrowers assets, including but not limited to its Accounts, inventory and equipment, to be delivered by the Borrower under the terms of this Agreement.

     "Subordinated Debt" means indebtedness for borrowed money of the Borrower subordinated to all indebtedness of the Borrower to the Bank on terms satisfactory to the Bank.

     "Subordination Agreement" means the Subordination Agreement in the Bank's form subordinating the indebtedness of the Borrower to KPR to the indebtedness of the Borrower to the Bank, to be delivered by the Borrower and KPR under the terms of this Agreement.

     "Subsidiary" means a corporation shares of stock of which having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or both, by the Borrower.

     "Tangible Net Worth" of any corporation means (1) the aggregate amount of all assets of such corporation as may be properly classified as such, other than
(a) all assets of such corporation which are properly classified as intangible assets including, without limiting the generality of the foregoing, franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, experimental or organizational expense and other like intangibles, including the excess paid for assets acquired over their respective book values on the books of the corporation from which acquired, and (b) all loans to shareholders, officers and employees, less (2) the aggregate amount of all liabilities of such corporation, all determined in accordance with GAAP, consistently applied.

     "Termination Date" means the earlier of the date which is one year from the date of this Agreement or the date of the termination in full of the obligations of the Bank hereunder in accordance with the terms hereof.

     "Working Capital" means the excess of current assets (limited to cash, trade receivables, inventory and prepaid expenses) over current liabilities (including outstandings under this Agreement, trade payables, accrued expenses, current maturities of long term debt and Capital Leases) of the Borrower determined in accordance with GAAP consistently applied.

     SECTION 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 4.04, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                  ARTICLE II

             AMOUNT AND TERMS OF THE LOANS: SECURITY FOR THE LOANS
             -----------------------------------------------------

     SECTION 2.01. Revolving Credit. The Bank agrees on the terms and conditions hereinafter set forth, to make loans (the "Loans") to the Borrower from time to time during the period from the date of this Agreement up to but not including the Termination Date in an aggregate amount not to exceed at any time outstanding the lesser of Four Million Five Hundred Thousand Dollars ($4,500,000), as such amount may be reduced pursuant to Section 2.02, or the Borrowing Base (the "Commitment"). Within the limits of the Commitment, the Borrower may reborrow, prepay pursuant to Section 2.06(2), and reborrow under this Section 2.01.

     SECTION 2.02. Termination or Reduction of Commitment. The Borrower shall have the right, upon at least five (5) Business Days' notice to Bank, to terminate in whole or reduce in part the unused portion of the Commitment, provided that each partial reduction shall be in the amount of not less than Five Hundred Thousand Dollars ($500,000). The Commitment once reduced or terminated may not be reinstated.

     SECTION 2.03. Notice and Manner of Borrowing. The Borrower shall give the Bank written or telegraphic notice (effective upon receipt) not later than 12:00 noon on the day (which must be a Business Day) of any Loans under this Agreement, specifying the date and amount thereof. On the date of such Loan and upon fulfillment of the applicable conditions set forth in Article III, the Bank will make such Loan available to the Borrower in immediately available funds by crediting the amount thereof to the Borrower's account with the Bank.

     SECTION 2.04. Interest. The Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of the Loans made under this Agreement at a rate per annum equal to one-quarter percent (1/4%) in excess of the Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate shall become effective. Interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest shall be paid in immediately available funds on the first day of each month and at maturity at the Head Office. At any time after the occurrence of an Event of Default hereunder, the Bank may at its option and upon five (5) days written notice to the Borrower specifying the Event of Default begin to charge and accrue interest on the unpaid principal balance of the Note, on any other amounts owing hereunder or thereunder and, to the extent permitted by law, on any overdue interest thereon, until paid in full, payable on demand, at a rate per annum which shall be three percent (3%) above the rate which would otherwise be applicable.

     SECTION 2.05. Note. All Revolving Credit Loans made by the Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory note of the Borrower in substantially the form of Exhibit A duly completed, in the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000), dated the date of this Agreement, payable to the Bank, and maturing as to principal on the Termination Date (said promissory note, as it may be hereafter amended, renewed or extended, the "Note"). The amount of each Loan and of each payment of principal and interest received by the Bank on account of the Loans shall be evidenced by the Bank's records, which shall, in the absence of error demonstrated by the Borrower, be conclusive as to the outstanding balance of the Loans made by the Bank and interest thereon.

     SECTION 2.06.  Mandatory and Optional Prepayments.

          (1) The Borrower shall immediately prepay Loans upon the occurrence of the following:

          (a)  If, after a reduction of the Commitment as provided in Section
               2.02 or at any other time, the aggregate unpaid principal balance of the Loans exceeds the Commitment, the Borrower shall immediately prepay Loans in an amount sufficient to reduce such aggregate unpaid principal balance to an amount that is not greater than the Commitment.

          (b) If at any time the aggregate unpaid principal balance of the Loans exceeds the Borrowing Base, the Borrower shall immediately prepay Loans in an amount sufficient to reduce such aggregate unpaid principal balance to an amount that is not greater than the Borrowing Base.

          (2) The Borrower may prepay the Note in whole or in part with accrued interest to the date of such prepayment on the amount prepaid.

          (3) Upon any prepayment by the Borrower, the Bank shall advise the Borrower of, and the Borrower shall immediately pay to the Bank, accrued and unpaid interest on the amount of each prepayment of each Loan accrued at the rate applicable to such Loan to the date of such prepayment.

     SECTION 2.O7. Method of Payment; Negative Collected Balance Charge. The Borrower shall make each payment under this Agreement and under the Note in lawful money of the United States to the Bank at the Head Office in immediately available funds. The Borrower hereby authorizes the Bank to apply all ledger balances (uncollected funds) in the Cash Collateral Account at the end of each Business Day to the payment of Loans outstanding on said day, provided that at the end of each month the Bank will assess a negative collected balance charge. Notwithstanding the foregoing, if the Borrower does not handle the Cash Collateral Account in a satisfactory manner, including by way of example but not limited to allowing repeated overdrafts thereon, of if the Borrower's financial condition is deteriorating or if required due to a change in applicable regulatory policies, the Bank reserve the right upon notice to the Borrower to apply only balances which are collected balances in the Cash Collateral Account at the end of each Business Day to the payment of Loans outstanding on said day. The Borrower hereby authorized the Bank to charge from time to time against the Cash Collateral Account or, if there are insufficient funds in the Cash Collateral Account, against any other account of the Borrower with the Bank any amount due under this Agreement or the other Loan Documents when and as due. Whenever any payment to be made under this Agreement or under the Note shall be stated to be due on a day which is not a Business Day, such extension of time shall in such case included in the computation of the payment of interest and the commitment fee, as the case may be.

     SECTION 2.08. Use of Proceeds. The proceeds of the Loans hereunder shall be used by the Borrower for working capital purposes. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

     SECTION 2.09. Letters of Credit. On the terms and conditions set forth herein and upon request of the Borrower, the Bank from time to time prior to the Termination Date, in lieu of one or more Revolving Credit Loans, will issue documentary letters of credit for the account of the Borrower, in favor of such beneficiaries, expiring on such dates and specifying availability on such terms and conditions as shall be requested by the Borrower and be reasonably satisfactory to the Bank, provided that in no event shall any such letter of credit be written with a tenor of more than 120 days or to expire more than ninety (90) days after the Termination Date. In no event shall any such letter of credit be issued, if, after giving effect thereto, (1) the aggregate amount available under all letters of credit issued on behalf of the Borrower and outstanding (the "Letter of Credit Balance") would exceed $5,000,000 or (2) the Letter of Credit Balance plus the then outstanding principal balance of all Revolving Credit Loans would exceed the Commitment. Each letter of credit shall be supported by Collateral in the same manner and subject to the same advance ratios as Revolving Credit Loans and shall be shown as part of outstanding loan balances on the Borrower's Certificates required by Section 5.08(1). Any such letter of credit shall be issued on the express condition, to which the Borrower agrees, that the Borrower shall provide to the Bank on its forms an Application and Agreement for the issuance of such letter of credit providing for the reimbursement to be made by the Borrower if or when drafts are paid under any such letter of credit. The Borrower may reimburse the Bank for the payment of such drafts out of proceeds of a Revolving Credit Loan, if the Borrower is then otherwise entitled to borrow hereunder, Any provision of Section 2.01 to the contrary notwithstanding, the Commitment shall at all times be deemed to be utilized by the amount of the Letter of Credit Balance from time to time for all purposes of the Agreement.

     SECTION 2.10. Security for the Loans. As Security for the Loans and for all amounts payable hereunder and under the Notes as well as for all other existing and future liabilities, whether absolute or contingent, due or to become due of the Borrower to the Bank under any other loans or extensions of credit by the Bank to the Borrower, the Bank shall have a valid, perfected first lien on and security interest in the following Collateral:

          (1) all of the property, real or personal, tangible or intangible of the Borrower, including without limiting the generality of the foregoing, all of the Borrower's accounts receivable, inventory, machinery, equipment, fixtures, documents of title, contract rights, general intangibles, instruments and deposits;

          (2) an assignment of life insurance insuring the life of Michael G. Rubin in the amount of not less than $4,000,000 (subject to finalization with the related insurance company post-closing);

and in addition the Bank shall have

          (3) the unconditional guaranty by the Guarantor of the payment and performance by the Borrower of the liabilities of the Borrower to the Bank, limited to $2,000,000; and

          (4) the subordination of the Borrower's indebtedness to KPR to the Borrower's indebtedness to the Bank.

     The Borrower shall establish and maintain a lockbox at a Bank location and shall direct all of its Account Debtors to remit all payments owing to the Borrower to said lockbox. All said remittances shall be deposited by the Bank into and processed through the Cash Collateral Account and shall be applied to pay outstanding Loans on a daily basis pursuant to Section 2.07.

     To the foregoing ends, the Borrower will prior to or contemporaneously with the execution and delivery of this Agreement (A) execute and deliver to the Bank the Security Agreement, the Assignment of Life Insurance and the Subordination Agreement; (B) establish the lockbox and the Cash Collateral Account; (C) procure the execution and delivery of the Guaranty by the Guarantor and (D) procure the execution and delivery of the Subordination Agreement by KPR.

                                  ARTICLE III

                             CONDITIONS PRECEDENT
                             --------------------

     SECTION 3.01. Condition Precedent to First Loan. The obligation of the Bank to make the first Loan to the Borrower is subject to the condition precedent that the Bank shall have received on or before the day of such Loan each of the following, in form and substance satisfactory to the Bank and its counsel:

          (1)  The Note duly executed by the Borrower.

          (2) The Security Agreement duly executed by the Borrower, together with

          (a) such number of Financing Statements (UCC-1) duly executed by the Borrower, as debtor, for filing under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Bank, desirable to perfect the security interests created by the Security Agreement;

          (b) evidence satisfactory to the Bank of the rental of warehouse space, including name, address (including county) and square footage, for all warehouses utilized by the Borrower for delivery and storage of Collateral; and

          (c) completion of all steps necessary to establish the lockbox and the Cash Collateral Account.

     (3) The Assignment of Life Insurance duly executed by the Michael G. Rubin.

     (4) The Guaranty duly executed by the Guarantor.

     (5) Landlord's Waiver(s) and or Warehouseman's Waiver(s) as required by the Security Agreement.

     (6) Releases and terminations executed by Midlantic Bank, N.A. of existing liens, security interests and assignments in favor of Midlantic Bank, N.A.

     (7) The Subordination Agreement duly executed by the Borrower and KPR.

     (8) Evidence satisfactory to the Bank of infusion into the Borrower of at least $2,000,000 of additional equity or Subordinated Debt from some source other than KPR.

     (9) A certificate (dated the date of this Agreement) of the Secretary of the Borrower (a) setting forth and certifying as true and correct all corporate action taken by the Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and each other document to be delivered pursuant to this Agreement and (b) certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement;

     (10) Insurance policies designating the Bank as loss payee, as required by the Security Agreement.

     (11) A favorable opinion of Astor, Weiss, Kaplan & Rosenblum, counsel for the Borrower and the Guarantor, in form and substance satisfactory to the Bank.

     SECTION 3.02. Conditions Precedent to All Loans. The obligation of the Bank to make each Loan (including the first Loan) shall be subject to the further conditions precedent that on the date of such Loan:

          (1) The Bank shall have received a Borrower's Certificate duly completed and executed by the Borrower evidencing compliance with the Borrowing Base and availability for the requested Loan; and

          (2) The following statements shall be true and the Bank shall have received a certificate signed by a duly authorized officer of the Borrower dated the date of such Loan, stating that

          (a) The representations and warranties contained in Article IV of this Agreement are correct on and as of the date of such Loan as though made on and as of such date; and

          (b) No material development not disclosed in writing by the Borrower to the Bank prior to the date of the last previous Loan hereunder (or in the case of the initial Loan, prior to the date of execution and delivery of this Agreement) has occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which in the reasonable opinion of the Bank is likely to materially adversely affect the financial condition or business of the Borrower or the Guarantor or impair the ability of the Borrower or the Guarantor to perform their obligations under the Loan Documents to which they are a party; and

          (c) No Default or Event of Default has occurred and is continuing, or would result from such Loan; and

          (3) The Bank shall have received such other approvals, opinions, or documents as the Bank may reasonably request.


                                  ARTICLE IV

                         REPRESENTATION AND WARRANTIES
                         -----------------------------

     The Borrower represents and warrants to the Bank that

     SECTION 4.01. Incorporation, Good Standing, Due Qualification, Corporate Power and Authority. The Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required; and has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, to enter into this Agreement and the other Loan Documents to which it is a party and to borrow the Loans and pledge the Collateral as contemplated by this Agreement;

     SECTION 4.02. Due Authorization; No Consents or Contravention. The execution, delivery, and performance by the Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not (1) require any consent or approval of the shareholders of such corporation; (2) contravene such corporation's charter or bylaws; and, with respect to the Borrower and the Guarantor, will not (3) violate any provision of or cause or result in a breach of or constitute a default under any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order writ, judgment, injunction, decree, determination, or award presently in effect having applicability to the Borrower or the Guarantor; (4) cause or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which the Borrower or the Guarantor is a party or by which it or its properties may be bound or affected or; (5) cause or result in or require the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or the Guarantor except as contemplated by this Agreement.

     SECTION 4.03. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid, and binding obligations of the Borrower or the Guarantor, as the case may be, enforceable against the Borrower or the Guarantor, as the case may be, in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

     SECTION 4.04.  Financial Statements; Accuracy of Information.

          (1) The balance sheet of the Borrower as of December 31, 1995, and the related statements of income, retained earnings and cash flows of the Borrower for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon, dated January 19, 1996 of Margolis & Company, P.C., independent certified public accountants, copies of which have been furnished to the Bank, are complete and correct and fairly present the financial condition of the Borrower for the periods covered by such statements, all in accordance with GAAP consistently applied, and since December 31, 1995, there has been no material adverse change in the condition (financial or otherwise), business, or operations of the Borrower. There are no liabilities of the Borrower, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since December 31, 1995.

               (2) The personal financial statement dated as of December 31, 1995 and the tax returns for the years 1994 and 1995 of the Guarantor (or, if no tax return has been filed by the Guarantor for 1995 as of the closing, evidence of the Guarantor's request for extension, with copy of tax return to follow when filed), copies of which have been furnished to the Bank, are complete and correct and fairly present the financial condition of the Guarantor for the periods covered thereby.

               (3) All information, financial statements, exhibits and reports furnished by the Borrower and the Guarantor to the Bank in connection with this Agreement, the other Loan Documents and the borrowings contemplated hereby are, and all such information, financial statements, exhibits and reports hereafter furnished by the Borrower or the Guarantor to the Bank will be true and correct in every material respect on the date furnished to the Bank, and no such information, financial statements, exhibit or report contains or will contain any material misstatement of fact or omits or will omit to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

     SECTION 4.05. Labor Disputes and Acts of God. Neither the business nor the properties of the Borrower or the Guarantor are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) materially and adversely affecting such business or properties or the operation of the Borrower or the Guarantor.

     SECTION 4.06. Other Agreements. Neither the Borrower nor the Guarantor is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of the Borrower or the Guarantor, or the ability of the Borrower or the Guarantor to carry out its obligations under the Loan Documents to which it is a party. Neither the Borrower nor the Guarantor is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

     Section 4.07. Litigation. There is no pending or threatened action or proceeding against or affecting the Borrower or the Guarantor before any court, governmental agency, or arbitrator which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Borrower or the Guarantor or the ability of the Borrower or the Guarantor to perform its obligation under the Loan Documents to which it is a party.

     SECTION 4.08. No Defaults on Outstanding Judgments or Orders. The Borrower and the Guarantor have satisfied all judgments and neither the Borrower not the Guarantor is in default with respect to any judgment, writ, injunction decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

     SECTION 4.09. Ownership and Liens. Each of the Borrower and the Guarantor has title to, or valid leasehold interests, in all of its properties and assets, real and personal, including the properties and assets and leasehold interest reflected in the financial statements referred to in Section 4.04 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower or the Guarantor and none of their leasehold interests is subject to any Lien, except such as may be permitted pursuant to Section 6.01 of this Agreement.

     SECTION 4.10 Ownership of Stock; Subsidiaries. At least 30% of the issued and outstanding capital stock of the Borrower is owned by the Guarantor, free and clear of all Liens. All of the issued and outstanding capital stock of the Borrower has been validly issued, is fully paid and nonassessable. The common stock of the Borrower is publicly traded on the OTC Bulletin Board. The Borrower has no Subsidiaries.

     SECTION 4.11. ERISA. The Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4202 of ERISA from a Multiemployer Plan; the Borrower and each ERISA Affiliate has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Borrower or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA; and neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

     SECTION 4.12. Operation of Business. The Borrower and the Guarantor possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, be conducted, and the Borrower and the Guarantor are not in violation of any valid rights of others with respect to any of the foregoing.

     SECTION 4.13. Taxes. The Borrower and the Guarantor have filed all tax returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties, except the filing of tax returns or the payment of taxes, if any, being contested by the Borrower or the Guarantor as permitted pursuant to Section 5.06 and disclosed to the Bank on Schedule 4.13.

     SECTION 4.14. Debt. Neither the Borrower nor the Guarantor is indebted under any credit agreement, indenture, purchase agreement, guaranty, Capital Lease, or other investment, agreement, or arrangement except as disclosed in the Borrower's or the guarantor's financial statements referred to in Section 4.04 or as disclosed to the Bank on Schedule 4.14.

     SECTION 4.15. Environmental Matters. To the best of the Borrower's knowledge, no real property owned or leased by the Borrower or the Guarantor is in violation of any Environmental Laws, no Hazardous Materials are present on said real property and neither the Borrower nor the Guarantor has been identified in any litigation, administrative proceedings or investigation as a responsible party for any liability under any Environmental Laws.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS
                             ---------------------

     So long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower will (and will cause any Subsidiary it may create or acquire to):

     SECTION 5.01. Maintenance of Existence. Preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required.

     SECTION 5.02. Maintenance of Records. Keep accurate records and books of account in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower and any Subsidiaries.

     SECTION 5.03. Maintenance of Properties. Maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear expected.

     SECTION 5.04. Conduct of Business; Permits and Approvals; Compliance with Laws. Continue to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement; maintain in full force and effect, its franchises, and all licenses, patents, trademarks, trade names, contracts, permits, approvals and other rights necessary to the profitable conduct of its business; and comply in all respects with all applicable laws, rules, regulations, and orders.

     SECTION 5.05. Maintenance of Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similar situated, which insurance may provide for reasonable deductibility from coverage thereof.

     SECTION 5.06. Payment of Debt; Payment of Taxes; Etc. Promptly pay and discharge

          (1)  all of its Debt in accordance with the terms thereof;

          (2) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default;

          (3) all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such property or any part thereof;

provided, however, that so long as the Borrower first notifies the Bank of its intention to do so, the Borrower shall not be required to pay and discharge (or to cause any Subsidiary to pay and discharge) any such Debt, tax, assessment, charge, levy or claim so long as the failure to so pay or discharge does not constitute or result in a Default or an Event of Default under Section 8.01(4) or (6) and so long as no foreclosure or other similar proceedings shall have been commenced against such property or any part thereof and so long as the validity thereof shall be contested in good faith by appropriate proceedings diligently pursued and it shall have set aside on its books adequate reserves with respect thereto.

     SECTION 5.07. Right of Inspection. At any reasonable time and from time to time, during normal business hours, permit the Bank or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Subsidiary, and to discuss the affairs, finances, and accounts of the Borrower and any Subsidiary with any of their respective officers and directors and the Borrower's independent abilities.

     SECTION 5.08.  Reporting Requirements. Furnish to the Bank:

          (1) At the time of, and as a condition to, each Loan, a Borrower's Certificate duly completed and executed by the Borrower evidencing compliance with the Borrowing Base and availability for the requested Loan;

          (2) As soon as available and in any event within fifteen (15) days after the end of each month, (a) a monthly aging of accounts receivable, indicating those Accounts which are not Qualified Accounts by category as listed in the definition of Qualified Accounts, (b) an account status report, (c) a monthly aging of accounts payable, and (d) a monthly inventory summary report, with subtotals for all categories of inventory which is not Eligible Inventory, together with any other information which the Bank may reasonable request;

          (3) As soon as available and in any event within forty-five (45) days after the end of each month, balance sheets of the Borrower as of the end of such month, statements of income and retained earnings of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such month, and a statement of cash flows of Borrower for the portion of the fiscal year ended with the last day of such month, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP consistently applied and certified by the chief financial officer of the Borrower (subject to year-end adjustments);

     (4) As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, audited financial statements of Borrower, including a balance sheet of the Borrower as of the end of such fiscal year and a statement of income and retained earnings of the Borrower for such fiscal year, and a statement of cash flows of the Borrower for such fiscal year, all in reasonable detail and stating in comparative from the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied and as to the consolidated statements accompanied by an opinion thereon acceptable to the Bank by Margolis & Company, P.C. or other independent certified public accountants selected by the Borrower and acceptable to the Bank;

     (5) As soon as available and in any event at the end of each fiscal year of the Borrower, Borrower's projections for the upcoming fiscal year;

     (6) As soon as available, and in any event within ninety (90) days after the end of each calendar year, the personal statement of the Guarantor on the Bank's form and, as soon as available, and in any event within 30 days after filing, a copy of the federal tax return fro said year of the Guarantor;

     (7) Promptly upon receipt thereof, copies of any reports submitted to the Borrower by independent certified public accountants in connection with examination of the financial statements of the Borrower made by such accountants;

     (8) Simultaneously with the delivery of the monthly and fiscal year end financial statements referred to in Section 5.08(3) and (4), a certificate of the chief financial officer of the Borrower (a) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (b) with computations demonstrating compliance with the covenants contained in Article VII;

     (9) Simultaneously with the delivery of the annual financial statements referred to in Section 5.08(4), a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status hereof;

          (10) All reports regarding or relating to the Collateral as required by the Security Agreement;

          (11) Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower, which, if determined adversely to the Borrower, could have material adverse effect on the financial condition, properties, or operations of the Borrower;

          (12) Immediately upon the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

          (13) Immediately upon the creation or occurrence thereof, notice that the Borrower has created a purchase money Lien permitted by Section 6.01(10) or has actual knowledge or has received notice of the existence or filing of any other Lien against the Borrower or its property, whether or not permitted by Section 6.01.

          (14) As soon as possible and in any event within five (5) days after the Borrower knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Borrower will deliver to the Bank a certificate of the chief financial officer of the Borrower setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Borrower proposes to take with respect thereto;

          (15) Promptly after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which the Borrower sends to its shareholders, and copies of all regular, periodic, and special reports, and all registration statements which the Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange; and

          (16) Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Subsidiary as the Bank may from time to time reasonably request.

     SECTION 5.09. Lockbox. Maintain at all times a lockbox at a Bank location into which all Account Debtors shall be instructed to remit all payments owing to the Borrower for deposit into and processing through the Cash Collateral Account.

     SECTION 5.10. Principal Deposit Bank. Maintain at all times the Cash Collateral Account at the Bank and maintain the Bank as its principal bank of deposit.

     SECTION 5.11. Further Assurances. Do such further acts and things and execute and deliver to the Bank such additional assignments, agreements, powers and instruments, as the Bank may reasonably require or reasonably deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto the Bank its rights, powers and remedies hereunder.

                                  ARTICLE VI

                              NEGATIVE COVENANTS
                              ------------------

     So long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower will not (and will not permit any Subsidiary it may create or acquire to):

     SECTION 6.01. Liens. Create, incur, assume, or suffer to exist any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

          (1)  Liens in favor of the Bank;

          (2) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which appropriate reserves are maintained and so long as no foreclosure, distraint, sale or other similar proceedings shall have been commenced with respect thereto;

          (3) Liens imposed by law, such as mechanics', materialmen's, landlords' warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days or which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which appropriate reserves have been established and so long as no foreclosure, distraint, sale or other similar proceedings shall have been commenced with respect thereto;

          (4) Liens under workmen's compensation, unemployment insurance, social security, or similar legislation;

          (5) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), or public or statutory obligations; surety, indemnity, performance, or other similar bonds; or other similar obligations arising in the ordinary course of business;

          (6) Liens existing on the date hereof and listed on Schedule 6.01 securing amounts not in excess of the amounts set forth on Schedule 6.01, but not the extension of the Lien to other property, or the granting of the Lien to secure the extension of the maturity, refunding, or modification of such obligation, in whole or in part;

          (7) Judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings promptly initiated and diligently conducted;

          (8) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Borrower or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

          (9) Purchase-money Liens on any property acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that

          (a) Any property subject to any of the foregoing is acquired by the Borrower or any Subsidiary in the ordinary course of its respective business and the Lien on any such property is created contemporaneously with such acquisition;

          (b) The obligation secured by any Lien so created, assumed, or existing shall equal at least eighty percent (80%) and shall not exceed one hundred percent (100%) of the lesser of cost or fair market value as of the time of acquisition of the property covered thereby to the Borrower or Subsidiary acquiring the same;

          (c) Each such Lien shall attach only to the property so acquired and fixed improvements thereon; and

          (d) The Debt secured by all such Liens shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time outstanding in the aggregate.

     SECTION 6.02. Debt, Create, incur, assume, or suffer to exist any Debt, except:

          (1)  Debt of the Borrower to the Bank;

          (2) Debt existing on the date hereof and disclosed in the Borrower's financial statements referred to in Section 4.04 or otherwise disclosed to the Bank on Schedule 4.14, but no renewals, extension, or refinancings thereof;

          (3)  Subordinated Debt acceptable to the Bank;

          (4) Accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money), in each case incurred in the ordinary course of business and paid within the specified time, unless contested in good faith and by appropriate proceedings;

          (5)  Debt of the Borrower secured by purchase-money Liens permitted by
     Section 6.01(9).

     SECTION 6.03. Mergers, Etc. Merge or consolidate with, or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person, or permit any Subsidiary to do so.

     SECTION 6.04. Sale and Leaseback. Sell, transfer, or otherwise dispose any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

     SECTION 6.05. Dividends. Declare or pay any dividends; or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its shareholders as such whether in cash, assets, or obligations of the Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of, any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock, except that (1) the Borrower may declare and deliver dividends and make distributions payable solely in common stock of the Borrower and (2) the Borrower may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds from a substantially concurrent issue of new shares of its capital stock.

     SECTION 6.06. Sale of Assets. Sell, lease, assign, transfer, or otherwise dispose any of its now owned or hereafter acquired assets (including, without limitation receivables and leasehold interests), except: (1) for inventory disposed of in the ordinary course of business; and (2) the sale or other disposition of assets no longer used or useful in the conduct of its business.

     SECTION 6.07. Investments. Make any loan or advance to any Person, or purchase or otherwise acquire any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person, except: (1) direct obligations of the United States or any agency thereof with maturities of one year or less from the date of acquisition; (2) commercial paper of a domestic issuer rates at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Services, Inc.;
(3) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000); (4) stock, obligations, or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower; and (5) loans to employees up to Twenty-Five Thousand Dollars ($25,000) in the aggregate.

     SECTION 6.08. Guaranties, Etc. Assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss) for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

     SECTION 6.09. Transaction With Affiliate. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

     SECTION 6.10. Hazardous Materials; Indemnification. Use, generate, treat, store, dispose of or otherwise introduce any Hazardous Materials into or on any real property owned or leased by the Borrower and will not cause, suffer allow or permit anyone else to do so, except in an environmentally safe manner through methods which have been approved by and meet all of the standards of the federal Environmental Protection Agency and any other federal, state or local agency with authority to enforce Environmental Laws. The Borrower hereby agrees to indemnify, reimburse, defend and hold harmless the Bank and its directors, officers, agents and employees ("Indemnified Parties") for, from and against all demands, liabilities, damages, costs, claims, suits, actions, legal or administrative proceedings, interest, losses, expenses and reasonable attorney's fees (including any such fees and expenses incurred in enforcing this indemnity) asserted against, imposed on or incurred by any of the Indemnified Parties, directly or indirectly pursuant to or in connection with the application of any Environmental Law to acts or omissions occurring at any time on or in connection with any real estate owned or leased by the Borrower or any business conducted thereon.

                                  ARTICLE VII

                              FINANCIAL COVENANTS
                              -------------------

     So long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement:

     SECTION 7.01 Minimum Working Capital. The Borrower will maintain as at the end of each fiscal quarter of the Borrower Working Capital of not less than $1,000,000; provided that Working Capital shall not less than $750,000 at June 30, 1996.

     SECTION 7.O2. Minimum Tangible Net Worth. The Borrower will maintain as at the end of each fiscal quarter of the Tangible Net Worth plus Subordinated Debt of not less than $1,000,000 at June 30, 1996 and not less than $1,750,000 as at September 30, 1996 and thereafter.

     SECTION 7.03. Leverage Ratio. The Borrower will maintain as at the end of each fiscal quarter of the Borrower a ratio of total liabilities to Tangible Net Worth plus Subordinated Debt of not greater than (1) 5.1 to 1.00 from the date hereof to and including June 30, 1996; and (2) 2.5 to 1.00 as at September 30, 1996 and December 31, 1996 and thereafter.

                                 ARTICLE VIII

                               EVENTS OF DEFAULT
                              -----------------

     SECTION 8.01. Events of Default. If any of the following events("Events of Default") shall occur:

          (1) The Borrower shall fail to make any payment or mandatory prepayment under this Agreement or the Note, within one (1) day after the date when due and payable;

          (2) Any representation or warranty made or deemed made by the Borrower or by the Guarantor in any Loan Document or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Documents shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

          (3) The Borrower or the Guarantor shall fail to perform or observe any term, covenant, or agreement contained in any Loan Document (other than the Note) to which it is a party on its part to be performed or observed, provided that with respect to any such failure to perform a covenant or agreement contained in Section 5.08(11) or (13) - (15), the Borrower or the Guarantor, as the case may be, shall have fifteen (15) days to cure such Default;

          (4) The Borrower or the Guarantor shall (a) fail to pay any indebtedness for borrowed money (other than the Note) of the Borrower or the Guarantor, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration after the giving of notice or passage of time, or both, of the maturity of such indebtedness, unless such failure to perform or observe shall be waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

          (5) The Borrower or the Guarantor (a) shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (d) shall have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of thirty (30) days or more; or (e) by any act or omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of thirty (30) days or more;

          (6) One or more judgments, decrees, or orders for the payment of money in excess of One Hundred Thousand Dollars ($100,000) in the aggregate shall be rendered against the Borrower and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

          (7) The Security Agreement or the Assignment of Life Insurance shall at any time after its execution and delivery and for any reason: (a) cease to create a valid and perfected first priority security interest in or assignment of the property purported to be subject thereto, unless due solely to acts or omissions on the part of the Bank in performing its duties related thereto; or (b) cease to be in full force and effect or be declared null and void, unless due solely to acts or omissions on the part of the Bank in performing its duties related thereto; or (c) the validity or enforceability thereof shall be contested by the Borrower, or the Borrower shall deny it has any further liability or obligation thereunder, or the Borrower shall fail to perform any of its obligations thereunder;

          (8) The Guaranty shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Guarantor, or the Guarantor shall deny it has any further liability or obligation under or shall fail to perform its obligations under the Guaranty;

          (9) The Subordination Agreement shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower or KPR, or the Borrower or KPR shall deny it has any further liability or obligation under the Subordination Agreement, or the Borrower or KPR shall fail to perform any of its obligations under the Subordination Agreement;

          (10) Any of the following events occur or exist with respect to the Borrower or any ERISA Affiliate: (a) any Prohibited Transaction involving any Plan; (b) any Reportable Event with respect to any Plan; (c) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (d) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under
     Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of the Bank subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the reasonable determination of the Bank may have a material adverse effect on the financial condition, properties or operations of the Borrower;

          (11) The Guarantor shall cease to maintain voting control, but in any event ownership of at least 30% of the issued and outstanding voting capital stock, of the Borrower, or the Borrower shall cease to be managed by Michael G. Rubin or other senior management satisfactory to the Bank;

then, and in any such event, the Commitment shall terminate and the Note and all interest thereon and all other amounts payable under this Agreement shall become and be immediately due and payable upon declaration to such effect delivered by the Bank to the Borrower; provided that upon the happening of a Default specified in Section 8.01(5), the Commitment shall terminate and the Note and all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without declaration or other notice to the Borrower. Thereupon, the Bank shall have the right to charge and accrue interest at the default rate of interest provided for in this Agreement and shall have all of the rights and remedies available to it under the Loan Documents and otherwise at law or in equity. The Borrower expressly waives any presentment, demand, protest or further notice of any kind.

                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

     SECTION 9.01. Amendments, Etc. No amendments, modification, termination, or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 9.02 Notices, Etc. All notices and other communications provided for under this Agreement and under the other Loan Documents to which the Borrower is a party shall be in writing (including telegraphic and telex transmission and facsimile transmissions if subject to pre-established verification procedures) and mailed or transmitted or delivered, if to the Borrower at  RYKA Inc.
                            555 South Henderson Road
                            King of Prussia, PA 19406
                            Attn: Steve Wolf
                            Fax# (610) 768-0753

     with a copy to         David S. Mandel, Esq.
                            Astor, Weiss, Kaplan & Rosenblum
                            The Bellevue, 6th Floor
                            Broad Street at Walnut
                            Philadelphia, PA 19102
                            Fax# (215) 790-0509

     if to the Bank at      CoreStates Bank, N.A.

               if by mail:  P.O. Box 7618
                            Philadelphia, PA 19101-7618

               if delivered: 1339 Chestnut Street
                             Philadelphia, PA 19107
              in all cases: Attn: John P. Bradey, Vice President
                              F.C. 1-8-4-12
                              Fax# (215) 973-6680

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.02. Except as otherwise provided in this Agreement all such notices and communications shall be effective when deposited in the mails or delivered to the telegraph company, or sent, answerback received, respectively, addressed as aforesaid, except that notices to the Bank pursuant to the provisions of Article II shall not be effective until received by the Bank.

     SECTION 9.03. No Waiver; Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right, power, or remedy under any Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     SECTION 9.04. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under any Loan Document to which the Borrower is a party without the prior written consent of the Bank.

     SECTION 9.05. Costs, Expenses, and Taxes. The Borrower agrees to pay (1) on the date hereof a facility fee of $10,000; and (2) after the occurrence of an Event of Default, all costs and expenses, if any, in connection with the enforcement of any of the Loan Documents and the collection of the Loans, including but not limited to the reasonable fees and out-of-pocket expenses of counsel for the Bank and local counsel who may be retained by said counsel incurred by the Bank in connection with the enforcement of the Loan Documents and collection of the Loans and with respect to advising the Bank as to its rights and responsibilities under any of the Loan Documents. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     SECTION 9.06. Right of Set Off. Upon the occurrence and during the continuance of any Event of Default the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or the Note or any other Loan Document, irrespective of whether or not the

Bank shall have made any demand under this Agreement or the Note or such other Loan Document and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section 9.06 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

     SECTION 9.07. Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

     SECTION 9.08. Severability of Provisions. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 9.09. Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by the Bank of the Loans and the execution and delivery to the Bank of the Note and shall continue in full force and effect so long as the Loan Documents or any amounts due thereunder or hereunder are outstanding and unpaid.

     SECTION 9.10. Headings. Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the application Loan Documents for any other purpose.

     SECTION 9.11. JURISDICTION AND VENUE. IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN MONTGOMERY OR PHILADELPHIA COUNTY IN THE COMMONWEALTH OF PENNSYLVANIA AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. THE BORROWER AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO THE BORROWER.

     SECTION 9.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING
OUT OF OR RELATED TO THIS AGREEMENT

OR THE RELATIONSHIP ESTABLISHED HEREUNDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   RYKA INC.


                                   By  /s/ Steven Wolf  VP CFO
                                     ---------------------------------

                                           Steven Wolf  VP CFO
                                     ---------------------------------
                                      Print Name and Title

                                   CORESTATES BANK, N.A.


                                   By  /s/ Ann B. Delaura  VP
                                     ---------------------------------

                                           Ann B. Delaura  VP
                                     ---------------------------------
                                      Print Name and Title

                                   EXHIBIT A

                             REVOLVING CREDIT NOTE

$4,500,000                                                       August 15, 1996


     FOR VALUE RECEIVED, the undersigned, RYKA INC., a Delaware corporation (the "Borrower"), DOES HEREBY PROMISE to pay to the order of CORESTATES BANK, N.A. (the "Bank"), at its office at Broad and Chestnut Streets, Philadelphia, Pennsylvania, in lawful money of the United States and in immediately available funds, the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) or the aggregate unpaid principal amount of all loans made to the Borrower by the Bank (the "Loans") pursuant to the Revolving Credit Agreement hereinafter referred to, whichever is less, on the Termination Date (as defined in said Revolving Credit Agreement), and to pay interest (computed on the basis of a year of 360 days) from the date of this Revolving Credit Note on the unpaid principal amount of this Revolving Credit Note, in like money, at said office, at rates per annum equal to one quarter percent (1/4%) above the rate as announced from time to time by the Bank at its principal office in Philadelphia, Pennsylvania as its prime lending rate ("Prime Rate") payable on the first day of each month, commencing September 1, 1996 and at maturity. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration, or otherwise, and, to the extent permitted by law, any overdue interest shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at a rate per annum equal at all times to three percent (3%) above the rate which would otherwise be applicable. Any change in the interest rate resulting from a change in the Prime Rate shall be effective at the beginning of the day on which such change in the Prime Rate becomes effective.

     The Borrower hereby authorizes the Bank to keep computer stored records of the amount and type of all Revolving Credit Loans made to the Borrower and all renewals, conversions, and payment of principal amounts in respect of such Revolving Credit Loans, which records shall, in the absence of error demonstrated by the Borrower, be conclusive as to the outstanding principal amount of all Revolving Credit Loans; provided, however, that the failure to keep such records with respect to any Revolving Credit Loan or renewal, conversion or payment shall not limit or otherwise affect the obligations of the Borrower under the Revolving Credit Agreement or this Revolving Credit Note.

     This Revolving Credit Note is the Note referred to in the Revolving Credit Agreement dated as of August 15, 1996, between the Borrower and the Bank (said Revolving Credit Agreement, as it may be hereafter amended, renewed or extended, the "Revolving Credit Agreement"). The Revolving Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Revolving Credit Note upon the happening of certain stated events and also for prepayments on account of the principal of this Revolving Credit Note prior to the maturity of the Revolving Credit Agreement. This Revolving Credit Note is secured by and pursuant to a Security Agreement and certain other collateral referred to in the Revolving Credit Agreement, reference to which is hereby made for a description of the collateral and the rights of the Borrower and the Bank with respect to such collateral.

     This Revolving Credit Note shall be governed by the laws of the Commonwealth of Pennsylvania.


                                   RYKA INC.



                                   By _____________________________


                                      _____________________________
                                        Print Name and Title

                             Disclosure Schedules
                       [To Be Provided by the Borrower]


Schedule 4.13.      Contested Taxes.         None

Schedule 4.14.      Existing Debt not otherwise disclosed in the Borrowers'
                    Financial Statements.     None

Schedule 6.01.      Existing Permitted Liens
                    (list property subject to the Lien, name of lienholder, current amount of Debt secured by the Lien)

                                 Schedule 6.01


Security Party                KPR Sport International, Inc.
Description of Collateral:    See Attached
Debt:                         $851,440
Subordinated to Bank

--------------------------------------------------------------------------------
Debtor name (last name first if individual) and mailing address:

Ryka, Inc.
555 S. Henderson Road
King of Prussia, PA 19406                                                     1
--------------------------------------------------------------------------------
Debtor name (last name first if individual) and mailing address:


                                                                            1a
--------------------------------------------------------------------------------
Debtor name (last name first if individual) and mailing address:


                                                                            1b
--------------------------------------------------------------------------------
Secured Party(ies) name(s) (last name first if individual) and address for security interest information:

  KPR Sports International, Inc.
  555. S Henderson Road
  King of Prussia, PA 19406
                                                                            2
--------------------------------------------------------------------------------
Assignee(s) of Secured Party name(s) (last name first if individual) and address for security interest information:
                                                                           2a
--------------------------------------------------------------------------------
Special Types of Parties (check if applicable):

----
----  The terms "Debtor" and "Secured Party" mean "Lessee" and
      "Lessor," respectively

----
---- The terms "Debtor" and "Secured Party" mean "Consignee" and "Consignor" respectively

----
----  Debtor is a Transmitting Utility
                                                                           3
--------------------------------------------------------------------------------
                    SECURED PARTY SIGNATURE(S)
--------------------------------------------------------------------------------
This statement is filed with only the Secured Party's signature to perfect a security interest in collateral (check applicable box(es))--

a ---- acquired after a change of name, identity or corporate structure ---- of the Debtor


b   ----  as to which the filing has lapsed.

c   already subject to a security interest in another county in Pennsylvania--

    ----
    ----   when the collateral was moved to this county.

    ----
    ---- when the Debtor's residence or place of business was moved to this county

d   already subject to a Security interest in another jurisdiction--

    ----
    ----   when the collateral was moved to Pennsylvania.

    ----
    ----   when the Debtor's location was moved to Pennsylvania.

e  ----
   ---- which is proceeds of the collateral described in block 9, in which a security interest was previously perfected (also describe proceeds in block 9, if purchased with cash proceeds and not adequately described on the original financing statement)

                    Secured Party Signature(s)
              (required only if box(es) is checked above)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                              4
--------------------------------------------------------------------------------
                    Uniform Commercial Code ????  ?????
                IMPORTANT  Please read instructions on
                  reverse side page 4 before completing
--------------------------------------------------------------------------------
Filing No. (stamped by filing officer): Date, Time, Filing Officer)




 -------------------------------------------------------------------------------
 This Financing Statement is presented for filing pursuant to the-Uniform Commercial Code, and is to ??? with the (check applicable box):

 ----  Secretary of the Commonwealth
 ----
 ----
 ---- Prothonotary of  Montgomery                        County.
                     ------------------------------------
 ----
 ---- real estate records of ---------------------------- County.
--------------------------------------------------------------------------------
Number of Additional Sheets (if any):
--------------------------------------------------------------------------------
Optional Special Identification (Max. 10 characters):
--------------------------------------------------------------------------------
                               COLLATERAL
--------------------------------------------------------------------------------
 Identify collateral by item and/or type:


  See Collateral Description Attached






  ----
  ---- (check only if desired) Products of the collateral are also covered.
  ------------------------------------------------------------------------------
  Identify related real estate, if applicable: The collateral is, or includes (check appropriate box(es))

  a. ---
     --- crops growing or to be grown on --
  b. ---
     --- goods which are or are to become fixtures on --
  c. ---
     --- minerals or the like (including oil and gas) as extracted on -- d ---
     --- accounts resulting from the sale of minerals or the like (including oil and gas) at the wellhead minehead on --

the following real estate

   Street Address:
   Described at : Book __________ of (check one) ---          ---
                                                 ---  Deeds   --- Mortgages, at
   Page(s) ______ for _________________ County. Uniform Parcel Indentifier______

   ----
   ----  Described on Additional Sheet.

   Name of record owner (required only if no Debtor has an interest of record):

-------------------------------------------------------------------------------
                              DEBTOR SIGNATURE(S)
--------------------------------------------------------------------------------
Debtor signature(s)

1
--------------------------------------------------------------------------------

1a
--------------------------------------------------------------------------------

1b
--------------------------------------------------------------------------------
RETURN RECEIPT TO:
  David S. Mandel, Esquire
  ASTOR WEISS KAPLAN & ROSENBLUM
  The Bellevue, 6th Floor
  Broad Street at Walnut
  Philadelphia, PA 19102




--------------------------------------------------------------------------------

                                  EXHIBIT "A"
                                  -----------


                           DESCRIPTION OF COLLATERAL



Debtor grants to Secured Party a lien and security interest in all existing and future accounts, chattel paper, contracts, documents, equipment, fixtures, general tangibles, instruments, inventory and all records pertaining to the collateral and proceeds of the foregoing.